UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 25, 2008

QUALSTAR CORPORATION
(Exact name of registrant as specified in its charter)

California	000-30083	95-3927330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990-B Heritage Oak Court, Simi Valley, CA	93063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (805) 583-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index on page 3

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Item 4.01	Changes in Registrant's Certifying Accountant.

(a)       Effective September 25, 2008, Ernst & Young LLP ("Ernst & Young") was dismissed as the Company's independent registered public accounting firm engaged to audit the Company's financial statements. This decision was approved by both the Company's Audit Committee and full Board of Directors.

Neither of Ernst & Young's reports on the financial statements of the Company for the last two fiscal years ended June 30, 2008 and 2007 contain an adverse opinion or a disclaimer of opinion, and neither are qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years ended June 30, 2008 and 2007 and the subsequent interim period preceding the dismissal, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financialstatement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

(b)      Effective September 25, 2008, SingerLewak LLP was engaged as the Company's independent registered public accounting firm to audit the Company's financial statements.

During the Company's fiscal years ended June 30, 2008 and 2007 and during the subsequent interim period through September 25, 2008, neither the Company nor anyone on the Company's behalf consulted SingerLewak LLP regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit Number	Description

16	Letter to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

September 26, 2008	By:	/s/ William J. Gervais
William J. Gervais
Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit Number	Description

EX-16	Letter to the Securities and Exchange Commission.